CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Oppenheimer Diversified Alternatives Fund:

We consent to the use in this Registration Statement of Oppenheimer Diversified Alternatives Fund, of our report dated December 21, 2012, included in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

  /s/ KPMG LLP

KPMG LLP

Denver, Colorado

December 21, 2012